KEELEY FUNDS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:   Keeley Funds, Inc., a Maryland corporiaton (the "Corporation"), desires to amend and restate its charter as currently in effect.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

         The undersigned, Stephen E. Goodman, whose post office address is Meltzer Purtill & Stelle LLC, 1515 E. Woodfield Road, Schaumburg, Illinois 60173, being at least eighteen (18) years of age, acting as Incorporator of a corporation under the General Laws of the State of Maryland, does hereby adopt the following Articles of Incorporation:


                                    ARTICLE I

                                      Name

         The name of the corporation is Keeley Funds, Inc. (the "Corporation").


                                   ARTICLE II

                          Corporate Purposes and Powers

         The purpose for which the Corporation is formed is, without limitation, to act as an investment company pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law (the "MGCL"), as it may be amended from time to time.


                                   ARTICLE III

                       Principal Office and Resident Agent

         The post office address of the principal office of the Corporation in the State of Maryland is c/o CSC Lawyers Incorporating Service, 11 E. Chase Street, Baltimore, MD 21202 and the name of the Corporation's resident agent in the State of Maryland is CSC Lawyers Incorporating Service, and the post office address of the resident agent is 11 E. Chase Street, Baltimore, MD 21202.

                                   ARTICLE IV

                                  Capital Stock

         4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 1 billion (1,000,000,000) shares of Common Stock with a par value of $0.0001 per share and with an aggregate par value of one hundred thousand dollars ($100,000).

         4.2 Power to Classify. The Board of Directors may classify or reclassify (i.e., into classes and/or series), from time to time, any unissued shares of Common Stock of the Corporation, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of Common Stock, or the number of shares of any class or series of Common Stock, that the Corporation has the authority to issue. Except as otherwise provided herein, all references to Common Stock shall apply without discrimination to the shares of each class or series of Common Stock. Pursuant to such power, the Board of Directors has designated one series of shares of common stock of the Corporation as follows:

         SERIES NAME                                            ALLOCATED SHARES
         -----------                                            ----------------
         Keeley Mid Cap Value Fund      One hundred million shares (100,000,000)

The balance of the nine hundred million (900,000,000) shares may be issued by the Board of Directors in the above-noted series, or in any new series or class each comprising such number of shares and having such designations, limitations and restrictions thereof as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors.

              4.3 Classes and Series. Unless otherwise provided by the Board of Directors prior to the issuance of shares, the shares of any and all classes and series of Common Stock shall be subject to the following:

              (a) Redesignation of Class or Series. The Board may change the designation of a class or series, whether or not shares of such class or series are issued and outstanding, provided that such change does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such class or series.

              (b) Authorization of Stock Issuance. The Board of Directors may authorize the issuance and sale of any class or series of shares of Common Stock from time to time in such amounts and on such terms and conditions, for such purposes and for such amounts or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. Nothing in this paragraph shall be construed in any way as limiting the Board of Director's authority to issue shares of Common Stock in connection with a share dividend under the MGCL.

              (c) Assets, Liabilities, Income and Expenses of Each Class or Series. The assets and liabilities and the income and expenses for each class or series of Common Stock shall be attributable to that class or series. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class or series as determined by or under the direction of the Board of Directors.

             (d) Dividends and Distributions. The holders of each class or series of Common Stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends or distributions, payable in shares or in cash or both, in such amounts and at such times as may be determined by the Board of Directors. Dividends or distributions shall be paid on shares of a class or series only out of the assets belonging to that class or series. The amounts of dividends or distributions declared and paid with respect to the various classes or series of Common Stock and the timing thereof may vary among such classes and series.

              (e) Liquidation. At any time there are no shares outstanding for a particular class or series of Common Stock, the Board of Directors may liquidate such class or series in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of the Corporation or of each class or series, as applicable, shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributed to the holders of a class or series shall be distributed among such holders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class or series, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

              (f) Fractional Shares. The Corporation may issue fractional shares. Any fractional shares shall carry proportionately all the rights of whole shares, including, without limitation, the right to vote and the right to receive dividends and distributions.

              (g) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof. In addition, all shares of all classes and series shall vote together as a single class; provided, however, that (i) when the MGCL or the 1940 Act requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class and/or series and other classes and series shall vote as a single class, and
         (ii) unless otherwise required by the MGCL or the 1940 Act, no class or series shall have the right to vote on any matter which does not affect the interest of that class or series.

              (h) Quorum. The presence in person or by proxy of the holders of one-third of the shares of Common Stock of the Corporation entitled to vote, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of Common Stock, in which case the presence in person or by proxy of the holders of one-third of the shares of each class or series of Common Stock required to vote as a class or series on the matter shall constitute a quorum. If, at any meeting of the stockholders, there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

              (i) Authorizing Vote. Notwithstanding any provision of the MGCL requiring for any purpose a proportion greater than a majority of the votes of the Corporation or of a class or series of Common Stock of the Corporation, the affirmative vote of the holders of a majority of the total number of shares of Common Stock of the Corporation, or of a class or series of Common Stock of the Corporation, as applicable, outstanding and entitled to vote under such circumstances pursuant to the charter and Bylaws of the Corporation shall be effective for such purpose, except to the extent otherwise required by the 1940 Act and rules thereunder; provided however, that, to the extent consistent with the MGCL and other applicable law, the Bylaws may provide for authorization to be by the vote of a proportion less than a majority of the votes of the Corporation, or of a class or series of Common Stock.

              (j) Change of Name. The Board of Directors, without action by the Corporation's stockholders shall have the authority to change the name of the Corporation or of any class or series of its Common Stock created herein or hereafter.

              (k) Preemptive Rights. No holder of any class or series of Common Stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class or series of Common Stock which the Corporation may issue or sell (whether out of the number of shares authorized by the charter of the Corporation, or out of any shares of any class or series of Common Stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its sole discretion, may determine.

              (l)  Redemption.

                   (i) Subject to the  suspension of the right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the 1940 Act, each holder of any class or series of the Common Stock of the Corporation, upon request and after complying with the redemption procedures established by or under the supervision of the Board of Directors, shall be entitled to require the Corporation to redeem out of legally available funds, all or any part of the Common

              Stock standing in the name of such holder on the books of the Corporation at the net asset value (as determined in accordance with the 1940 Act) of such shares (less any applicable redemption fee).

                   (ii) The Board of Directors may  authorize the  Corporation, at its option and to the extent permitted by and in accordance with the conditions of the 1940 Act, to redeem any shares of any class or series of Common Stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, including, without limitation, failure to maintain ownership of a specified minimum number or value of shares of any class or series of Common Stock of the Corporation, at the net asset value (as determined in accordance with the 1940 Act) of such shares (less any applicable redemption fee) and failure to provide appropriate information deemed by the Corporation to be necessary to establish the beneficial owner of the shares of Common Stock or otherwise to satisfy the Corporation's or its transfer agents anti-money laundering policies and procedures.

                   (iii) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the class or series of Common Stock being redeemed. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

                   (iv) The Board of Directors may, upon  reasonable  notice to the holders of any class or series of Common Stock of the Corporation, impose a fee for the redemption of shares, such fee to be not in excess of the amount set forth in the Corporation's then existing Bylaws and to apply in the case of such redemptions and under such terms and conditions as the Board of Directors shall determine. The Board of Directors shall have the authority to rescind the imposition of any such fee in its discretion and to reimpose the redemption fee from time to time upon reasonable notice.

                   (v) Any shares of Common Stock  redeemed by the  Corporation shall be deemed to be canceled and restored to the status of authorized but unissued shares of the particular class or series.



                                   ARTICLE VI

                               Board of Directors

         6.1 Number of Directors. The number of directors of the Corporation shall initially be six (6), which may be changed in accordance with the Bylaws and subject to the limitations of the MGCL. The directors may fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by the charter or the Bylaws within limits set by the Bylaws. The directors may also fill vacancies created by an increase in the number of directors. Unless otherwise provided by the Bylaws, the directors of the Corporation need not be stockholders of the Corporation.

         6.2 Names of Directors. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

              John L. Keeley, Jr.                       John Lesch
              John Kyle                                 Sean Lowrey
              Elwood Walmsley                           Jerome Klingenberger

The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act.

         6.3 Limits on Liability of Directors and Officers. To the fullest extent that limitations on the liability of directors and officers are permitted by the MGCL, no director or officer of the Corporation shall have any personal liability to the Corporation or to its stockholders for monetary damages. No amendment to the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         6.4 Indemnification of Directors and Officers. The Corporation shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted and in accordance with the procedures required by the MGCL and the 1940 Act. The Bylaws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Section 6.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of the charter of the Corporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

         6.5 Powers of Directors. In addition to any powers conferred herein or in the Bylaws, the Board of Directors may, subject to any express limitations contained in the charter or Bylaws of the Corporation, exercise the full extent of powers conferred by the MGCL, and the enumeration and definition of particular powers herein or in the Bylaws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

              (a) To cause the Corporation to enter into, from time to time, investment advisory agreements providing for the management and supervision of the investments of the Corporation and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other assets. Such agreements shall contain such terms, provisions and conditions as the Board of Directors may deem advisable and as are permitted by the 1940 Act.

              (b) To designate, without limitation, distributors, custodians, transfer agents, administrators, account servicing and other agents for the stock, assets and business of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such distributor, custodian, transfer agent, administrator, account servicing and other agent.


                                   ARTICLE VII

                                     Bylaws

         The Board of Directors shall have the power to adopt, alter or repeal the Bylaws of the Corporation, except to the extent otherwise required by the MGCL or the 1940 Act.

                                  ARTICLE VIII

                                   Amendments

         The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

THIRD:   The Amendment and Restatement of the Charter as hereinabove set forth have been duly approved by a majority of the entire Board of Directors. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing Amendment and Restatement of the Charter.

FIFTH:   The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing Amendment and Restatement of the Charter.

SIXTH:   The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing Amendment and Restatement of the Charter.

SEVENTH: The foregoing Amendment and Restatement of the Charter does not increase the authorized stock of the Corporation.

EIGHTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and fact are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name on its behalf by its President and attested to by its Secretary on this 9th day of June, 2005.


                                                  KEELEY FUNDS, INC.

                                                  /s/ John L. Keeley, Jr.
                                                  -----------------------
                                                      John L. Keeley, Jr.
                                                      President
ATTEST:

/s/ Mary Ferrari
-----------------------
Mary Ferrari, Secretary